                                                                     EXHIBIT 11

                               BAY NETWORKS, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)




                                                   THREE MONTHS ENDED
                                              -----------------------------
                                              SEPTEMBER 27,   SEPTEMBER 30,
                                                 1997            1996
                                              --------------  -------------
                                                       (unaudited)
PRIMARY EARNINGS PER SHARE:

Net income                                       $ 41,330         $  5,625
                                                 ========         ========
Shares:
  Weighted average shares outstanding:            209,487          188,270

Add:  Shares issuable from assumed
      exercise of options (as determined
      by the application of the treasury
      stock method)                                11,113            8,075
                                                 --------         --------

 Weighted average common shares and
        equivalents outstanding                   220,600          196,345
                                                 ========         ========

Primary earnings per share                       $   0.19         $   0.03
                                                 ========         ========



                                                     THREE MONTHS ENDED
                                               ------------------------------
                                               SEPTEMBER 27,    SEPTEMBER 30,
                                                   1997             1996
                                                 --------         --------
                                                        (unaudited)
FULLY DILUTED EARNINGS PER SHARE (A):

Net income                                       $ 41,330         $  5,625
                                                 ========         ========

Shares:
  Weighted average shares outstanding             209,487          188,270

Add:  Shares issuable from assumed
      exercise of options (as determined
      by the application of the treasury
      stock method)                                12,663            9,321
                                                 --------         --------

Weighted average common shares and
      equivalents outstanding                     222,150          197,591
                                                 ========         ========

Fully diluted earnings per share                 $   0.19         $   0.03
                                                 ========         ========



_________________


(A) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K Item 601, although not required by Footnote 2 to Paragraph 14 of "Accounting Principles Board Option No. 15" because it results in dilution of less than 3%.





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